EXHIBIT 10.7

WAIVER, RELEASE AND TERMINATION AGREEMENT

THIS WAIVER, RELEASE AND TERMINATION AGREEMENT (this “Termination”) is made as of May 16, 2008 (the “Termination Effective Date”) between Progressive Concepts, Inc., a Texas corporation (“PCI”) and Teletouch Communications, Inc., (“Teletouch”), on the one hand, and Fortress Credit Corp. (“Fortress”), a Delaware corporation, as agent (the “Agent”) for the Lenders, hereinafter defined, and as a Lender, on the other hand.

RECITALS

WHEREAS, on or about August 11, 2006, the Agent and TLL Partners entered into that certain Loan Agreement, which was amended on or about April 20, 2007 by that certain Amendment No. 1 to Loan Agreement, and on or about August 10, 2007 by that certain Amendment No. 2 to Loan Agreement, and on or about October 11, 2007 by that certain Amendment No. 3 to Loan Agreement, and on or about December 11, 2007 by that certain Amendment No. 4 to Loan Agreement, and on or about February 15, 2008 by that certain Amendment No. 5 to Loan Agreement, and on or about March 17, 2008 by that certain Amendment No. 6 to Loan Agreement, and on or about April 17, 2008 by that certain Amendment No. 7 to Loan Agreement (as so amended, the “Loan Agreement”);

WHEREAS, in connection with and contemporaneously with the Loan Agreement, PCI and Teletouch, on the one hand, and the Agent, on the other hand, entered into that certain Transaction Party Agreement (the “TPA”);

WHEREAS, Teletouch and PCI have requested that the Agent and the Lenders agree to amend the Loan Agreement to delete all substantive reference therein to Teletouch and PCI, and terminate the TPA, respectively, by way of certain amendments to the Loan Agreement and the execution by the Agent of this Termination;

WHEREAS, Teletouch and PCI have agreed to pay, and the Agent has agreed to accept, $2,000,000 for the benefit of the Lenders, as consideration for the Agent’s agreement to enter into the Amendment (defined below) and this Termination;

WHEREAS, contemporaneously herewith, the Agent and TLL Partners have entered into that certain Amendment No. 8 to Loan Agreement (the “Amendment”);

WHEREAS, contemporaneously herewith, Teletouch, PCI, Teletouch Licenses, Inc., a Delaware corporation, have entered into a $5,000,000 Revolving Credit Facility (the “Thermo Line”) with Thermo Credit, LLC, a Colorado limited liability company, which, absent the Amendment and this Termination, would be prohibited under the terms of the Loan Agreement and the TPA;

WHEREAS, PCI and Teletouch have requested that the Agent enter into this Termination to clarify that PCI’s and Teletouch’s entry into the Thermo Line, in accordance with the

Amendment and this Termination, shall not give rise to a default of PCI or Teletouch under the TPA or the Loan Agreement, and that effective on the Termination Effective Date, the TPA shall be terminated; and

WHEREAS, the Agent has agreed to enter into this Termination, subject to payment by PCI of $2,000,000, and its release of the Agent and the Lenders as more particularly set forth below;

NOW THEREFORE, in consideration of the payment of $2,000,000 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined in this Termination, the definitions, interpretations, accounting terms and determinations, and rules for times set forth in Article I of the Loan Agreement are incorporated herein by reference.

2. Payment. PCI and Teletouch shall pay $2,000,000 to the Agent for the benefit of the Lenders.

3. Waiver. The Agent and the Lenders hereby waive any default or breach by PCI and/or Teletouch under the TPA or the Loan Agreement arising as a result of PCI and Teletouch entering into the Thermo Line.

4. Termination. The TPA is hereby unconditionally and irrevocably terminated in all respects. The Agent and Lenders unconditionally release their respective claims, whether through a collateral assignment, pledge, guaranty or otherwise, against PCI and Teletouch under the Current Loan Agreement and/or under the TPA, and grant an unconditional release to PCI, Teletouch and PCCI of the Liens set forth in the Released Documents. The Released Documents are hereby unconditionally and irrevocably terminated in all respects. PCI and Teletouch are each authorized to take such actions and effect such filings as either may deem appropriate to record or otherwise effect the foregoing releases.

5. Release of PCI and Teletouch. In consideration of PCI’s and Teletouch’s entering into this Termination, the Lenders and Agent hereby fully and unconditionally release, forever discharge and covenant not to sue each of PCI and Teletouch, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves, each in their respective capacity as such (collectively, the “Released Teletouch Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Termination is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which either the Lenders or Agent has, had, claims to have or to have had or hereafter claims to have or have had against the Released Teletouch Parties by reason of any act or omission on the part of the Released Teletouch Parties, or any of them, occurring prior to the date on which this Termination is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Termination is executed, including the administration or enforcement of the Loan Agreement or the TPA (collectively, all of the foregoing are the “Claims” for purposes of this Section). Each of the Lenders and Agent represents and warrants that it has no knowledge of any claim by it against the Released Teletouch Parties or of any facts or acts or omissions of the Released Teletouch Parties which on the date hereof would be the basis of a claim by it against the Released Teletouch Parties which is not released hereby, and each of the Lenders and Agent represents and warrants that the foregoing constitutes a full and complete release of all Claims. The inclusion of a release provision in this Termination shall not give rise to any inference that but for such release, any Claim otherwise would exist. Notwithstanding the foregoing, this Section shall not serve as a release of Claims, if any, by Agent or Lenders against PCCI and TLL Partners under the Loan Documents, as amended.

6. Release of Agent and the Lenders. In consideration of Agent’s and the Lenders’ entering into this Termination, PCI and Teletouch hereby fully and unconditionally release, forever discharge and covenant not to sue each of Agent and the Lenders, and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves, each in their respective capacity as such (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Termination is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which either PCI or Teletouch has, had, claims to have or to have had or hereafter claims to have or have had against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Termination is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Termination is executed, including the administration or enforcement of the Loan Agreement or the TPA (collectively, all of the foregoing are the “Claims” for purposes of this Section). Each of PCI and Teletouch represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a claim by it against the Released Parties which is not released hereby, and each of PCI and Teletouch represents and warrants that the foregoing constitutes a full and complete release of all Claims. The inclusion of a release provision in this Termination shall not give rise to any inference that but for such release, any Claim otherwise would exist.

7. Entire Agreement. This Termination constitutes the full and entire understanding and agreement among the parties with regard to the subjects thereof.

8. Counterparts. This Termination may be executed by one or more of the parties to this Termination on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9. Governing Law. This Termination shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of the conflicts of law thereof.

IN WITNESS WHEREOF, the parties have caused this Termination to be duly executed and delivered as of the day and year first written above.

(Signatures on following page)

PROGRESSIVE CONCEPTS, INC.

By:	\s\ Thomas A. Hyde, Jr.
Thomas A. Hyde, Jr.,
Chief Executive Officer, President

TELETOUCH COMMUNICATIONS, INC.

By:	\s\ Thomas A. Hyde, Jr.
Thomas A. Hyde, Jr.,
President, Chief Operating Officer

FORTRESS CREDIT CORP.,
as Agent

By:	\s\ Constantine Dakolias
Constantine Dakolias
President

DRAWBRIDGE SPECIAL OPPORTUNITIES LP,
as a Lender

By	Drawbridge Special Opportunities GP LLC,
its general partner

By:	\s\ Constantine Dakolias
Constantine Dakolias
President

DRAWBRIDGE SPECIAL OPPORTUNITIES LTD,
as a Lender

By:	\s\ Marc K. Furstein
Marc K. Furstein
Director

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